Amendment No. 2 to

Transfer Agency and Service Agreement

This Amendment No. 2 (“Amendment”) dated as of January 23, 2012, hereby amends the Transfer Agency and Service Agreement dated January 1, 2002 (the “Agreement”), by and among each Invesco Van Kampen Closed End Fund, severally and not jointly set forth in Appendix A thereto (collectively, the “Company”), and Computershare Inc., and its fully owned subsidiary Computershare Trust Company, N.A., (collectively, the “Transfer Agent” or individually, “Computershare” and the “Trust Company”, respectively).

WHEREAS, the parties agree to amend the Agreement to change the name of Invesco Van Kampen Trust for Insured Municipals to Invesco Van Kampen Trust for Value Municipals;

NOW THEREFORE, the parties hereby agree as follows:

1.	Appendix A to the Agreement is hereby deleted in their entirety and replaced with the following:

“APPENDIX A

Invesco Van Kampen Advantage Municipal Income Trust II

Invesco Van Kampen Bond Fund

Invesco Van Kampen California Value Municipal Income Trust

Invesco Van Kampen Dynamic Credit Opportunities Fund

Invesco Van Kampen Massachusetts Value Municipal Income Trust

Invesco Van Kampen Municipal Opportunity Trust

Invesco Van Kampen Municipal Trust

Invesco Van Kampen Ohio Quality Municipal Trust

Invesco Van Kampen Pennsylvania Value Municipal Income Trust

Invesco Van Kampen Select Sector Municipal Trust

Invesco Van Kampen Senior Income Trust

Invesco Van Kampen Trust for Value Municipals

Invesco Van Kampen Trust for Investment Grade Municipals

Invesco Van Kampen Trust for Investment Grade New Jersey Municipals

Invesco Van Kampen Trust for Investment Grade New York Municipals”

2.	Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.	Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Computershare Inc. and Computershare Trust Company, N. A.		Invesco Van Kampen Closed End Funds

On Behalf of Both Entities:		On behalf of each entity listed in Appendix A, severally and not jointly

By:	/s/ Dennis V. Moccia	By:	/s/ John M. Zerr
Name: Dennis V. Moccia		Name: John M. Zerr
Title: Manager, Contract Administration		Title: Senior Vice President